As filed with the Securities and Exchange Commission on June 18, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S–8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ollie’s Bargain Outlet Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	80-0848819
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania	17112
(Address of Principal Executive Offices)	(Zip Code)

Ollie’s Bargain Outlet Holdings, Inc. 2025 Equity Incentive Plan
(Full title of the plan)

Robert Helm
Executive Vice President and Chief Financial Officer
6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania 17112
(Name and address of agent for service)

(717) 657-2300
(Telephone number, including area code, of agent for service)

With a copy to:

James J. Comitale
Senior Vice President, General Counsel, and Corporate Secretary
6295 Allentown Boulevard
Suite 1
Harrisburg, Pennsylvania 17112
(717) 657-2300

Faiza Rahman, Esq.
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
(212) 596-9000 (Phone)
(212) 596-9090 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 4,898,432 shares of common stock, par value $0.001 per share (“Common Stock”), of Ollie’s Bargain Outlet Holdings, Inc. (the “Registrant”) consisting of (i) 2,303,000 shares of Common Stock that are reserved for issuance in respect of the Ollie’s Bargain Outlet Holdings, Inc. 2025 Equity Incentive Plan, (ii) 1,477,862 shares of Common Stock available for issuance under the Ollie’s Bargain Outlet Holdings, Inc 2015 Equity Incentive Plan (the “2015 Plan”), and (iii) up to 1,117,570 shares of Common Stock underlying awards granted and outstanding under the 2015 Plan.

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
•
The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed on March 26, 2025, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed on April 11, 2025 (as amended, the “Annual Report”);

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2025, filed on June 3, 2025;
•	The Current Reports on Form 8-K filed on February 3, 2025 and March 19, 2025 (Item 8.01 only) (except for portions of such reports which were furnished and not filed);
•	The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on May 1, 2025, that are incorporated by reference into Part III of the Annual Report;
•
The description of the Registrant’s common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on July 14, 2015, as updated by Exhibit 4.2 to the Annual Report and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s Fourth Amended and Restated Bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director or officer for violations of the director’s or officer’s fiduciary duty, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors or officers for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL, (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) for liability of an officer in any action by or in the right of the corporation. The Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

The Registrant may not retroactively amend its bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1
Third Amended and Restated Certificate of Incorporation of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K by the Registrant on July 1, 2019 (No. 001-37501)).

4.2
Fourth Amended and Restated Bylaws of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report filed on Form 8-K by the Registrant on July 1, 2019 (No. 001-37501)).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Form S-1 Registration Statement filed by the Registrant on July 8, 2015 (No. 333-204942)).

4.4*	Ollie’s Bargain Outlet Holdings, Inc. 2025 Equity Incentive Plan.

5.1*	Legal Opinion of Ropes & Gray LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page).

107.1*	Filing Fee Table.
* Filed herewith.

Item 9.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, State of Pennsylvania, on June 18, 2025.

Ollie’s Bargain Outlet Holdings, Inc.

By:	/s/ Eric van der Valk
Name:	Eric van der Valk
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Eric van der Valk, Robert Helm, and James Comitale, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric van der Valk	President and Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2025
Eric van der Valk

/s/ Robert Helm	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2025
Robert Helm

/s/ John Swygert	Executive Chairman of the Board	June 18, 2025
John Swygert

/s/ Alissa Ahlman	Director	June 18, 2025
Alissa Ahlman

/s/ Mary Baglivo	Director	June 18, 2025
Mary Baglivo

/s/ Robert Fisch	Director	June 18, 2025
Robert Fisch

/s/ Stanley Fleishman	Director	June 18, 2025
Stanley Fleishman

/s/ Thomas Hendrickson	Director	June 18, 2025
Thomas Hendrickson

/s/ Abid Rizvi	Director	June 18, 2025
Abid Rizvi

/s/ Stephen White	Director	June 18, 2025
Stephen White

/s/ Richard Zannino	Director	June 18, 2025
Richard Zannino

EXHIBIT INDEX

Exhibit No.	Description

4.1
Third Amended and Restated Certificate of Incorporation of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K by the Registrant on July 1, 2019 (No. 001-37501)).

4.2
Fourth Amended and Restated Bylaws of Ollie’s Bargain Outlet Holdings, Inc., as effective June 25, 2019 (incorporated by reference to Exhibit 3.2 to the Current Report filed on Form 8-K by the Registrant on July 1, 2019 (No. 001-37501)).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Form S-1 Registration Statement filed by the Registrant on July 8, 2015 (No. 333-204942)).

4.4*	Ollie’s Bargain Outlet Holdings, Inc. 2025 Equity Incentive Plan.

5.1*	Legal Opinion of Ropes & Gray LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page).

107.1*	Filing Fee Table.